Exhibit 99.1

Overland Storage Announces Sphere 3D Registration Statement Declared Effective by Securities and Exchange Commission

SAN DIEGO, Calif., November 10, 2014 — Overland Storage®, Inc. (NASDAQ:OVRL), a trusted global provider of unified data management and data protection solutions across the data lifecycle, today announced that the Registration Statement on Form F-4/A registration statement filed by Sphere 3D Corporation (NASDAQ:ANY and TSX-V:ANY) has been declared effective by the Securities and Exchange Commission (SEC). Overland’s board of directors previously unanimously adopted and approved an Agreement and Plan of Merger between Sphere 3D and Overland Storage, and shareholders will be asked to approve the merger at a meeting of shareholders on November 28, 2014. Certain Overland Storage shareholders holding approximately 65% of the outstanding Overland shares have agreed, pursuant to voting agreements, to vote their shares in favor of the merger, and as a result Overland expects the merger to be approved at the shareholder meeting, and completed during the first week in December. The Notice to Shareholders and Proxy Statement relating to the shareholder meeting was filed with the SEC on November 7, 2014 and is posted at http://bit.ly/13Tr6z0.

About Overland Storage

Overland Storage is a trusted global provider of unified data management and data protection solutions across the data lifecycle. The Company delivers one of the most extensive and complementary product portfolios and service offerings in the industry. By providing an integrated range of technologies and services for primary, nearline, offline, and archival data storage, Overland Storage and Tandberg Data, a wholly-owned subsidiary of Overland, make it easy and cost-effective to manage different tiers of information over the data lifecycle, whether distributed data is across the hall or across the globe. Overland Storage and Tandberg Data solutions are available through a select network of value-added resellers and system integrators. For more information, visit www.overlandstorage.com or www.tandbergdata.com.

Overland Storage and the Overland logo are trademarks of Overland Storage, Inc., and Tandberg Data is a trademark of Tandberg Data Holdings, S.à r.l. that may be registered in some jurisdictions. All other trademarks are the property of their respective owners.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed combination of Overland Storage, Inc. and Sphere 3D Corporation. In connection with the proposed business combination, Sphere 3D has filed relevant materials with the SEC, including a registration statement on Form F-4/A that includes a proxy statement of Overland that also constitutes a prospectus of Sphere 3D. SHAREHOLDERS OF OVERLAND ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND PROSPECTUS INCLUDED THEREIN, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Overland’s shareholders will receive the proxy statement for free from Overland.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of Overland’s business or Sphere 3D’s business; any failure to consummate the proposed merger between Overland and Sphere 3D; any increase in Sphere 3D or Overland’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities with respect to Overland or Sphere 3D; other risks detailed in the Form F-4/A filed by Sphere 3D with the SEC and the proxy statement of Overland included therein; and other risks detailed from time to time in Overland’s periodic reports filed with the SEC. Overland undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Pattie Adams

Director, Global Corporate Communications

+1 408/283-4779

padams@overlandstorage.com

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